U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 5, 2004


                               XYNERGY CORPORATION
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                        (formerly known as Raquel, Inc.)
        (Exact name of small business issuer as specified in its charter)

                Nevada                  0-24798             93-1123005
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  (State or other jurisdiction of    (Commission           (IRS Employer
        of Incorporation)            File Number)       Identification No.)

            269 So. Beverly Drive, Suite 938, Beverly Hills, CA 90212
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                    (Address of principal executive offices)



                                 (310) 274-0086
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                         (Registrant's telephone number)

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                            Current Report: Form 8-K

Item 1 On January 2, the Company filed a Form 14 F-1, reporting a change in control which did not occur. This change in control was to be affected by an Acquisition Agreement between Xynergy Corporation and Intervest Group, Ltd. Terms of the Agreement were changed per a new Agreement dated January 23, 2004, wherein the changes in control would no longer take place, and Xynergy management and control would remain in its conditions as stated prior to the filing of the 14F-1.

                                    On February 2, 2004, Mr. John A. Jones,  CEO
                           of Intervest Group, Ltd. sent a letter to Xynergy saying that the aforementioned Agreement was not acceptable in Sections 4., 4.1, 4.2, and 4.3. Said Sections read as follows:

                           "4.      Conditions to IGRP's Obligations.

                                    The   obligations  of  IGRP  to  effect  the
                           Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by IGRP:

                                    4.1 No  Injunction.  There  shall  not be in
                           effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits XYNY's acquisition of IGRP in its entirety and its Subsidiaries and the Subsidiary Shares or IGRP's stock swap of the XYNY Shares, or that will require any divestiture as a result of XYNY's acquisition of IGRP in its entirety and its Subsidiaries and the Subsidiary Shares, or IGRP's acquisition of the XYNY Shares, or that will require all or any part of the business of XYNY or the Subsidiaries to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on XYNY, IGRP or its Subsidiaries if this Agreement is consummated shall be pending.

                                    4.2    Representations,    Warranties    and
                           Agreements. (a) The representations and warranties of IGRP set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) IGRP shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

                                    4.3  Regulatory  Approvals.   All  licenses,
                           authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of XYNY's acquisition of IGRP in its entirety and its Subsidiaries and the Subsidiary Shares and IGRP's acquisition and/or stock swap for the XYNY Shares shall have been obtained and shall be in full force and effect."

                           Since  the  date  of this  letter,  there  have  been
                  several written correspondences regarding the issues of consummation of the Acquisition Agreement. On March 5, 2004, Xynergy wrote a correspondence to Intervest Group., Ltd. regarding damages incurred by Xynergy due to the dissolution of the Agreement by Intervest Group., Ltd.

Item 4. a) On February 23, 2004, the Company engaged Weinberg & Company, P.A., CPA to perform its audit for the fiscal year ended December 31, 2003; to replace the firm of Henry Schiffer, CPA. The decision to change independent auditors was approved by the Company's Board of Directors.


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                  The report of Henry Schiffer,  CPA on the Company's  financial statements for the year ended December 31, 2002 did not contain adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                  In connection with the audits of the Company's financial statements for the year ended December 31, 2002 and through the subsequent period ended as of the date of this report, there were no disagreements ("Disagreements") as defined in
                  Item 304 (a) (1) (iv) and the instructions to Item 304 of Regulation S-K, as amended, promulgated by the Securities and Exchange Commission ("Regulation S-K") with Henry Schiffer, CPA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Henry Schiffer, CPA, would have caused Henry Schiffer, CPA to make reference to the matter in its reports. In addition, during the years ended December 31, 2001 and 2000 and through the subsequent period ended as of the date of this report, there were no reportable events ("Reportable Events") as defined in
                  Item 304 (a) (1) (v) of Regulation S-K. The Company has requested that Henry Schiffer, CPA furnish it with a letter addressed to the Securities and Exchange Commission, stating whether it agrees with the above statements, a copy of which is attached as an exhibit.

                  (b) On February 23, 2004, the Company engaged Weinberg & Company, P.A., CPA as its independent auditors for the fiscal year ended December 31, 2003. At no time preceding February 23, 2004 has the Company (or anyone on behalf of the Company) consulted with Weinberg & Company, P.A., CPA on matters regarding the (i) application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was the subject of a Disagreement with Henry Schiffer, CPA or a Reportable Event.

Item 7.  Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

    10.36             Letter to Henry Schiffer, CPA





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                XYNERGY CORPORATION
                                (Registrant)

Dated: March 8, 2004            By: /s/ Raquel Zepeda
                                    ---------------------------------------
                                    Raquel Zepeda, Chief Financial Officer




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